UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
May 2, 2023
Date of Report (Date of earliest event reported)

The Duckhorn Portfolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Dowdell Lane
Saint Helena, CA 94574
(Address of principal executive offices) (Zip Code)
(707) 302-2658
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 2, 2023, Mallard Buyer Corp. (the “Borrower Agent”), Selway Wine Company, (“Intermediate Holdco”), both Delaware corporations and subsidiaries of the Duckhorn Portfolio, Inc. (the “Company”), along with other subsidiaries of the Company (together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”) entered into a second amendment (the “Amendment”) to the Amended and Restated First Lien Loan and Security Agreement (the “Credit Agreement”) with each of BMO Harris Bank N.A., as successor in interest to Bank of the West, and the other financial institutions or entities that from time to time become parties to Credit Agreement as lenders, dated as of November 4, 2022. The Amendment amends and restates the definition of “Fixed Charge Coverage Ratio” in the Credit Agreement to replace unfinanced capital expenditures with maintenance capital expenditures in the calculation of the Fixed Charge Coverage Ratio.

The summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2023.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: May 5, 2023	By:	/s/ S.B.A. Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer